UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2007

ARTHRO PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-130729

(Commission File Number)

98-040762

(IRS Employer Identification No.)

3316 West 1st Avenue, Vancouver, BC, Canada V6R IG4

(Address of principal executive offices and Zip Code)

604.732.8455

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

Chris Metcalf acquired 3,000,000 shares of common stock as of September 12, 2007 for the total purchase price of US$300,000, which was paid in cash. The transaction was effected pursuant to an agreement for the purchase of common stock dated September 12, 2007 between Chris Metcalf and Celine Totman. The purchase of 3,000,000 shares of common stock acquired by Chris Metcalf represents 43% of our issued and outstanding common shares as of September 12, 2007.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors and Officers

On September 12, 2007, Peter Hughes resigned as our president and chief executive officer and Celine Totman resigned as a director and officer of our company. On September 12, 2007, Chris Metcalf was appointed the president, chief executive officer and a director of our company and Peter Hughes was appointed as the secretary of our company to fill the vacancies created by the resignations.

Chris Metcalf

Mr. Metcalf is an executive with extensive private equity and investment banking experience, and he brings a background in operations, strategic planning, corporate governance, and financial management. Since February, 2006, Mr. Metcalf has been a Vice President with GF Private Equity Group LLC, where he served on the investment committee which was responsible for all aspects of the venture capital investments for the Southern Ute Indian Tribe. Mr. Metcalf's investment focus encompassed venture capital opportunities in early to growth stage companies in a wide variety of fields, including the clean technology, application and enterprise software, hardware, information technology, homeland security, and financial services sectors. During this time, Mr. Metcalf was also the President of Altitude Funds LLC, which sponsors and manages premier private equity partnerships on behalf of the GF Private Equity Group. From October, 2002 to February, 2006, Mr. Metcalf was a Vice President of Morgan Stanley (Graystone Research Group) where he was a portfolio and research analyst covering a variety of private equity and hedge fund investments. The Graystone Research Group builds customized private equity, real estate, and hedge fund portfolios for ultra high net worth individuals and institutions. As an investment professional, Mr. Metcalf brings with him significant venture capital experience in advanced oil and gas discovery technologies, including 3D seismic interpretive software and new surface geochemical survey technologies. In addition, Mr. Metcalf has expertise in advanced automated drilling rig technologies that are being used by major exploration and production companies.

Mr. Metcalf received a Bachelor of Science in Commerce from the University of Virginia, a Juris Doctor degree from the University of Virginia School of Law, and an MBA from the University of Chicago Graduate School of Business where he graduated with Honors. Mr. Metcalf is currently a member of the California and Virginia State Bar Associations.

Peter R. Hughes

Mr. Hughes is a businessman and has been our president, chief executive officer and director since October 27, 2004. Mr. Hughes has been actively involved in the pharmaceutical industry as an executive officer and director for over 18 years. Mr. Hughes has experience in marketing and sales of consumer product lines, product management, product licensing, product manufacturing and US government regulations regarding health products as well as public company experience. He holds a Bachelors Degree in Science from the University of British Columbia (1983) and successfully completed the Canadian Securities Course in 1985.

Related Party Transactions

Except as disclosed herein, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of US$120,000 or one percent of our total assets at our year end for the last three completed fiscal years, and in which, to our knowledge, any of our directors, officers, 5% beneficial security holders (including each of Chris Metcalf and Peter Hughes), or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

Peter Hughes and Celine Totman have made a series of unsecured, non-interest bearing demand loans to our company that were necessary to keep our operations going, which included management fees, rent and office expenses. As at May 31, 2007, these loans totalled $67,060 (2006: $18,932).

During the year ended May 31, 2007, we accrued management fees owing to Peter Hughes totalling $24,000 (2006: $24,000) and we accrued rent owing to Celine Totman totalling $4,800 (2006: $4,800).

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information regarding beneficial ownership of our shares of common stock as of September 12, 2007, by each person who is known by us to beneficially own more than 5% of our shares of common stock, by each of our officers and directors and by all of our officers and directors as a group.

Name and Address of Beneficial Owner	Position Held With The Company	Amount and Nature of Beneficial Owner(1)	Percentage of Class(2)
Chris Metcalf 190 Columbia Heights, #2 Brooklyn, New York 11201	President, Chief Executive Officer and Director	3,000,000	43.0%
Peter Hughes 3316 West 1st Avenue Vancouver, BC V6R 1G4	Secretary and Director	2,000,000	28.7%
Albert Legrand Dieweg 53, 1180 Brussel Belgium	N/A	587,636	8.4%
Directors and Executive Officers as a Group (two persons)		5,000,000	71.7%
*	Less than 1%.

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable, or exercisable within 60 days of September 12, 2007 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)	Percentage based on 6,970,909 shares of common stock outstanding on September 12, 2007.

Executive Compensation

We have not paid any compensation to any of our new directors and officers. We have agreed to pay a monthly salary of US$15,000 per month to Chris Metcalf in consideration for his services as our president and chief executive officer.

Compensation of Directors

We currently have no formal plan for compensating our directors for their services in their capacity as directors, although we may elect to issue stock options to such persons from time to time. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Equity Compensation Plan Information

We do not currently have any equity compensation plans or any outstanding stock options.

Item 8.01 Other Events

As discussed in our Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on August 29, 2007, there have been recent developments in arthritic pain relief that may have a significant negative effect on our company's ability to successfully compete in this market. These developments include the administration of the drugs Mabthera, Toulizunab and Orencia, which the Medical University of Vienna used in clinical trials. These drugs were shown to diminish signs and symptoms of rheumatoid arthritis, improve physical function and health status and retard progression of joint damage. These drugs, if successfully brought to market, would be far superior to topical pain relievers. Therefore, as a result of the recent developments in the treatment of arthritic and rheumatic pain, the long lead time and significant expense to become a public company, which was necessary to begin seeking capital to implement our business plan, we have been actively seeking to create shareholder value by searching for alternative business opportunities.

As a result of those searches, on September 12, 2007, we entered into a Letter of Intent with Pantera Oil and Gas PLC, whereby we agreed that in consideration of the issuance of 250,000 shares of our common stock to Pantera and the payment of $50,000, we will receive the right to acquire (the “Acquisitions”) up to 85% of the shares (the “Securities”) of each of Aurora Petroleos SA (“Aurora”) and Boreal Petroleos SA (“Boreal”) as follows:

1.

on or before November 30, 2007, we have the right, but not the obligation, to acquire 15% of the issued shares of each of Aurora and Boreal for an aggregate of $150,000 (as to $75,000 to each of Aurora and Boreal) (“Investment One”);

2.

on or before February 28, 2008 and subject to the completion of Investment One, we have the right, but not the obligation, to acquire an additional 15% of the issued shares of each of Aurora and Boreal for an aggregate of $600,000 (as to $300,000 to each of Aurora and Boreal) (“Investment Two”);

3.

on or before October 31, 2008 and subject to the completion of Investment One and Investment Two, we have the right, but not the obligation, to acquire an additional 25% of the issued shares of each of Aurora and Boreal for an aggregate of $1,000,000 (as to $500,000 to each of Aurora and Boreal) (“Investment Three”); and

4.

on or before July 31, 2009 and subject to the completion of Investment One, Investment Two and Investment Three, we have the right, but not the obligation, to acquire an additional 30% of the issued shares of each of Aurora and Boreal for an aggregate of $5,200,000 (as to $2,600,000 to each of Aurora and Boreal).

Each of Aurora and Boreal agree that they will use all funds that they respectively receive in connection with the acquisitions exclusively towards the exploration and development of the concessions held by each of Aurora and Boreal.

Upon execution of the formal agreement, we will have the right to nominate one director to the board of directors of each of Aurora and Boreal, which number will increase as we continue to acquire further equity in each of Aurora and Boreal.

The transactions contemplated by the letter of intent are subject to a number of conditions, including the completion of due diligence and receipt of approvals from all necessary regulatory bodies and the boards of each of our company, Pantera, Aurora and Boreal.

Aurora has recently acquired the rights to concessions in northern Paraguay consisting of three tracts: Tagua, Toro, and Cerro Cabrera. They are located in the eastern extensions of the prolific Chaco Basin, where, in Bolivia and Argentina, significant reserves of gas, oil and condensate have been discovered. The three tracts are prospective for oil and gas in the same stratigraphic zones that produce in Bolivia and Argentina. The Tagua tract, 300 square kilometers in area, is located in the Carandayty Sub-Basin on the border with Bolivia. It is approximately 20 kilometers from a Paraguayan well (Mendoza 1-R) that tested gas from two zones and approximately 110 kilometers from the nearest producing field in Bolivia. The Toro tract, 2,400 square kilometers in area, is located in the Curupayty Sub-Basin in north central Paraguay. It is near two wells with oil and gas shows. The Cerro Cabrera Block, 5,170 square kilometers in area, is located in northern Paraguay on the Bolivian border. It is located directly across the Izozog High from the Mendoza 1-R well that tested gas from two zones and 240 kilometers from the nearest producing fields in Bolivia.

Boreal has recently acquired the rights to concessions in northern Paraguay consisting of two tracts: Pantera and Bahia Negra. They are also located in the eastern extensions of the prolific Chaco Basin, where, in Bolivia and Argentina, significant reserves of gas, oil and condensate have been discovered. The two tracts are prospective for oil and gas in the same stratigraphic zones that produce in Bolivia and Argentina. The Pantera tract, 3,000 square kilometers in area, is located in the Curupayty Sub-Basin on the border with Bolivia. It is located in the center of the sub-basin in the area most prospective for oil production. The Bahia Negra tract, 4,800 square kilometers in area, is located at the southern end of the Curupayty Sub-Basin in north central Paraguay. It is near two wells with oil and gas shows and is also well located in an area prospective for oil or gas production.

Item 9.01	Financial Statements and Exhibits
10.1	Agreement for the Purchase of Common Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHRO PHARMACEUTICALS INC.

/s/ Chris Metcalf

Chris Metcalf

President, Chief Executive Officer and Director

Date: September 14, 2007

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